Filed Pursuant to Rule 424(b)(3)
Registration No. 333-271594
PROSPECTUS
Oportun Financial Corporation
Up to 4,193,453 Shares of Common Stock
Offered by the Selling Securityholders
This prospectus relates solely to the offer and sale from time to time of up to an aggregate of 4,193,453 shares of our common stock, par value $0.0001 per share, issuable upon the exercise of warrants to purchase shares of our common stock, by the selling securityholders identified in this prospectus or their permitted transferees (the “Selling Securityholders”). We will not receive any proceeds from the sale of our common stock by the Selling Securityholders.
The common stock to be offered by this prospectus are issuable upon the exercise of warrants issued or to be issued to the Selling Securityholders pursuant to the amendment to our credit agreement dated March 10, 2023 (the “Amended Credit Agreement”). We also entered into a registration rights agreement with the Selling Securityholders dated March 10, 2023 (the “Registration Rights Agreement”), pursuant to which we are registering the common stock underlying the warrants for resale by the Selling Securityholders on this prospectus.
You should read this prospectus and any applicable prospectus supplement before you invest. To the extent that any Selling Securityholders resell any securities registered hereby, the Selling Securityholders may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the Selling Securityholders and the amount and terms of the securities being offered. The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of the securities will also be set forth in a prospectus supplement.
The Selling Securityholders may sell any, all or none of the shares of common stock and we do not know when or if the Selling Securityholders will exercise the warrants, or when and in what amount the Selling Securityholders may sell the shares of common stock received upon exercise of the warrants following the date of this prospectus. The Selling Securityholders may sell the shares of common stock in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell such shares in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “OPRT.” On May 23, 2023, the last reported sale price of our common stock on The Nasdaq Global Select Market was $5.75 per share.
Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 4 of this prospectus and “Item 1A – Risk Factors” of our most recent report on Form 10-K and “Item 1A – Risk Factors” of our most recent report on Form 10-Q, which are incorporated by reference in this prospectus before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 26, 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may from time to time sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered. Each time the Selling Securityholders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
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PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. Unless the context indicates otherwise, references in this prospectus to “Oportun Financial Corporation,” “we,” “our” and “us” refer, collectively, to Oportun Financial Corporation, a Delaware corporation, and its subsidiaries taken as a whole.
Company Overview
We are a digital banking platform that puts our members’ financial goals within reach. With intelligent borrowing, savings, budgeting, and spending capabilities, we empower members with the confidence to build a better financial future. By intentionally designing our products to help solve the financial health challenges facing a majority of people in the U.S., we believe our business is well positioned for significant growth. We take a holistic approach to serving our members and view it as our purpose to responsibly meet their current capital needs, help grow our members’ financial profiles, increase their financial awareness and put them on a path to a financially healthy life. In our 16-year lending history, we have extended more than $15.5 billion in responsible credit through more than 6.3 million loans and credit cards. We have been certified as a Community Development Financial Institution by the U.S. Department of the Treasury since 2009.
With our acquisition of Digit in 2021, we believe we now have a strong competitive advantage over other fintechs and neobanks. As a combined company, we can now offer access to a comprehensive suite of digital banking products, offered either directly or through partners, including lending, savings and investing powered by A.I. and tailored to each member's goals.
Our financial products allow us to meet our members where they are and assist them with their overall financial health, resulting in opportunities to present multiple relevant products to our members. Our credit products include personal loans, secured personal loans and credit cards. Our digital banking products include digital banking, automated savings, long-term investing and retirement savings. Consumers are able to become members and access our products through our digital banking app - the Oportun Mobile app - and the Oportun.com website, which are our primary channels for onboarding and serving members. Our personal loan products are also available over the phone or through over 700 retail locations, which includes 590 of our Lending as a Service partner locations.
Corporate Information
Our principal executive offices are located at 2 Circle Star Way, San Carlos, California 94070. Our telephone number is (650) 810-8823. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219.
Our corporate website is www.oportun.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or in deciding to purchase our common stock.
Additional Information
Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act, are filed with the SEC. The SEC maintains a website that contains our filings at www.sec.gov.

These reports are also available free of charge through our website, www.investor.oportun.com, as soon as reasonably practicable after we file them with, or furnish them to, the SEC.
We announce material information to the public through a variety of means, including filings with the SEC, press releases, public conference calls, our websites (www.oportun.com and www.digit.co), the investor relations section of our website (www.investor.oportun.com), as well as social media, including our LinkedIn pages (https://www.linkedin.com/company/oportun/ and https://www.linkedin.com/company/digit-co/), Twitter accounts (@Oportun and @hellodigit) and Instagram accounts (@oportuninc and @hellodigit). The information on our websites and social media is not incorporated by reference into this prospectus. The website addresses listed above are provided for the information of the reader and are not intended to be active links.

THE OFFERING
This prospectus relates to the resale from time to time by the Selling Securityholders of up to 4,193,453 shares of our common stock. Oportun is not offering any shares for sale under the registration statement of which this prospectus is a part.

Issuer	Oportun Financial Corporation

Shares of common stock offered by the Selling Securityholders (issuable upon the exercise of warrants held by the Selling Securityholders)	Up to 4,193,453

Shares of common stock outstanding (as of April 17, 2023)	33,884,346

Use of Proceeds
We will not receive any proceeds from the sale of our common stock by the Selling Securityholders. We will receive up to an aggregate of approximately $0.04 million from the exercise of the warrants, assuming the exercise in full of all of the warrants issued or to be issued for cash. See “Use of Proceeds.”

Nasdaq Global Select Market symbol	OPRT

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4.

RISK FACTORS
An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and under “Part II – Item 1A – Risk Factors” of our most recent Quarterly Report on Form 10-Q, each as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. The risks and uncertainties described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.
If any of these risks actually occur, our business, financial condition, operating results, cash flows and prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.
These forward-looking statements include, but are not limited to, statements about:
•our ability to increase the volume of loans we make;
•our ability to manage loan non-performance, delinquencies and charge-off rates;
•our ability to effectively estimate the fair value of our loans receivable held for investment and our asset-backed notes;
•our expectations and management of future growth, including expanding our markets served, member base and product and service offerings, including our digital banking services;
•the successful integration of Hello Digit, Inc. ("Digit") with our business;
•our ability to successfully adjust our proprietary credit risk models and products in response to changing macroeconomic conditions and fluctuations in the credit market;
•our ability to obtain any additional financing or any refinancing of our debt;
•our ability to successfully manage our interest rate spread against our cost of capital;
•our expectations regarding the sufficiency of our cash to meet our operating and cash expenditures;
•our plans for and our ability to successfully maintain our diversified funding strategy, including warehouse facilities, loan sales and securitization transactions;
•our ability to realize the expected benefits from the reduction in workforce and other streamlining measures announced in February 2023;
•our expectations regarding our costs and seasonality;
•our ability to successfully build our brand and protect our reputation from negative publicity;
•our ability to expand our digital capabilities for origination and increase the volume of loans originated through our digital channels;
•our ability to increase the effectiveness of our marketing efforts;
•our ability to grow market share in existing markets or any new markets we may enter;
•our ability to continue to expand our demographic focus;
•our ability to maintain or expand our relationships with our current partners, including bank partners, and additional partners using our Lending as a Service model;

•our ability to provide an attractive and comprehensive user experience through our recently launched mobile application, the Oportun Mobile App, and further our position as a leading fintech;
•our ability to maintain the terms on which we lend to our borrowers;
•our ability to manage fraud risk;
•our ability to effectively secure and maintain the confidentiality of the information provided and utilized across our systems;
•our ability to successfully compete with companies that are currently in, or may in the future enter, the markets in which we operate;
•our ability to attract, integrate and retain qualified employees;
•the effect of macroeconomic conditions on our business, including the impact of the ongoing COVID-19 pandemic, rising interest rates and recession or slowing growth;
•our ability to effectively manage and expand the capabilities of our contact centers, outsourcing relationships and other business operations abroad; and
•our ability to successfully adapt to complex and evolving regulatory environments, including managing potential exposure in connection with new and pending investigations, proceedings and other contingencies.
Forward-looking statements are based on our management’s current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and on our management’s beliefs and assumptions. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” in the documents incorporated by reference into this prospectus. We operate in a rapidly changing environment and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. As a result, any or all of our forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus may turn out to be inaccurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material.
These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
All of the common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their own accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $0.04 million from the exercise of the warrants, assuming the exercise in full of all of the warrants issued or to be issued for cash.
The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their shares of common stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the common stock covered by this prospectus, including, without limitation, all registration and filing fees, and fees and expenses of our counsel and our independent registered public accountant.

SELLING SECURITYHOLDERS
This prospectus relates to the possible resale by certain of the Selling Securityholders from time to time of up to 4,193,453 shares of our common stock that the Selling Securityholders may acquire upon the exercise of warrants. We have issued, or will issue upon certain funding events, such warrants to the Selling Securityholders pursuant to the Amended Credit Agreement.
The following table provides the names of the Selling Securityholders and the number of shares of our common stock offered by such Selling Securityholders under this prospectus. The Selling Securityholders listed below have previously been granted registration rights with respect to the shares issuable upon exercise of the warrants and offered hereby pursuant to the Registration Rights Agreement dated as of March 10, 2023, by and between us and the Selling Securityholders (which include the lenders and their affiliates that are signatories to the Amended Credit Agreement). The shares offered by this prospectus may be offered from time to time by the Selling Securityholders listed below. The Selling Securityholders are not obligated to exercise any of the warrants nor sell any of their shares received upon exercise of their warrants and offered by this prospectus, and reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The Selling Securityholders listed below may also offer and sell less than the number of shares indicated. The Selling Securityholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale.
The number of shares and percentages of beneficial ownership set forth below are based on 33,884,346 shares of our common stock outstanding as of April 17, 2023 and assumes the full exercise of warrants issued in connection with the Amended Credit Agreement for 4,193,453 shares of our common stock. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. We have prepared the table based on information given to us by, or on behalf of, the Selling Securityholders.

	Shares Beneficially Owned Prior to the Offering(1)		Shares Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Securityholder	Shares	%		Shares	%
NB Specialty Finance Fund II (2)	2,904,355	7.9%	2,904,355	0	0%
NBSF Canada 2021 Trust (3)	1,056,129	3.0%	1,056,129	0	0%
NB Direct Access Fund LP (4)	232,969	*	232,969	0	0%
Total Shares	4,193,453	11.6%	4,193,453	0	0%
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*Represents beneficial ownership or voting power of less than one percent (1%).
(1)We have based percentage ownership assuming full exercise of the warrants and based on 33,884,346 shares of common stock outstanding as of April 17, 2023.
(2)Consists of 2,904,355 shares of common stock issuable upon exercise of warrants issued or issuable pursuant to the Amended Credit Agreement. Ultimate voting and dispositive power with respect to the shares of common stock issuable is exercised by NB Alternatives Advisers LLC. The address for NB Alternatives Advisers LLC is 325 N. Saint Paul Street, Suite 4900, Dallas, TX 75201.
(3)Consists of 1,056,129 shares of common stock issuable upon exercise of warrants issued or issuable pursuant to the Amended Credit Agreement. Ultimate voting and dispositive power with respect to the shares of common stock issuable is exercised by NB Alternatives Advisers LLC. The address for NB Alternatives Advisers LLC is 325 N. Saint Paul Street, Suite 4900, Dallas, TX 75201.
(4)Consists of 232,969 shares of common stock issuable upon exercise of warrants issued or issuable pursuant to the Amended Credit Agreement. Ultimate voting and dispositive power with respect to the shares of common stock issuable is exercised by NB Alternatives Advisers LLC. The address for NB Alternatives Advisers LLC is 325 N. Saint Paul Street, Suite 4900, Dallas, TX 75201.
In addition, we may name additional Selling Securityholders from time to time. Information about such additional Selling Securityholders, including their identities and the securities to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

DESCRIPTION OF CAPITAL STOCK
The description of our capital stock is incorporated by reference to Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 14, 2023.

PLAN OF DISTRIBUTION
The Selling Securityholders (as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer), may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Securityholders may use any one or more of the following methods when disposing of shares or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•one or more underwritten offerings;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.
The Selling Securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement.

LEGAL MATTERS
The validity of the common stock to be issued upon exercise of the warrants offered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Oportun Financial Corporation as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus, and the effectiveness of Oportun Financial Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.oportun.com. Information accessible on or through our website is not a part of this prospectus.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement and prior to the termination of the offering of our securities to which this prospectus relates. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
•Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 14, 2023;
•Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 10, 2023;
•The portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K, filed with the SEC on April 27, 2023;
•Our Current Reports on Form 8-K filed on March 28, 2023 and May 8, 2023 (as amended on May 10, 2023); and
•The description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed on September 16, 2019, including any amendment or report filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Oportun Financial Corporation
2 Circle Star Way
San Carlos, California 94070
Attn: Investor Relations
(650) 810-8823

Up to 4,193,453 Shares of Common Stock
Offered by the Selling Securityholders

PROSPECTUS

May 26, 2023